UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 7, 2017

Symantec Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of)	(Commission Number)	(IRS Employer No.)

350 Ellis Street, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (650) 527-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2017, Symantec Corporation (the “Company”) announced that Mark Garfield, its Senior Vice President and Chief Accounting Officer, resigned from his position effective August 7, 2017. Mr. Garfield has agreed to continue to serve in an advisory capacity with the Company through October 2017. Mr. Garfield’s decision to leave the Company was not due to any disagreement relating to the Company’s management, policies, or practices. Nicholas R. Noviello, the Company’s Executive Vice President and Chief Financial Officer, assumed the responsibilities of Principal Accounting Officer effective August 7, 2017. Mr. Noviello previously served as the Principal Accounting Officer and Principal Financial Officer at NetApp, Inc. from January 2012 through January 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symantec Corporation

Date: August 8, 2017	By:	/s/ Nicholas R. Noviello
Nicholas R. Noviello Executive Vice President and Chief Financial Officer